Exhibit 11
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                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In millions, except per share amounts - Unaudited)

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                                                                                   Three Months Ended
                                                                                        March 31,
                                                                           ---------------------------------
                                                                                1997                1996
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
Earnings (loss) for primary earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                              $         13.6      $          4.8
  Preferred stock dividends                                                          (1.2)               (2.4)
                                                                           -------------       -------------
  Earnings before extraordinary charge                                               12.4                 2.4
  Extraordinary charge, net of income taxes                                           -                 (11.4)
                                                                           -------------       -------------
Net earnings (loss) for primary earnings per share                         $         12.4      $         (9.0)
                                                                           =============       =============

Earnings (loss) for fully diluted earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                                              $         13.6      $          4.8
  Antidilutive preferred stock dividends                                              -                  (2.4)
                                                                           -------------       -------------
  Earnings before extraordinary charge                                               13.6                 2.4
  Extraordinary charge, net of income taxes                                           -                 (11.4)
                                                                           -------------       -------------
Net earnings (loss) for fully diluted earnings per share                   $         13.6      $         (9.0)
                                                                           =============       =============

Average shares outstanding:
  Common stock                                                                       21.5                17.3
  Common stock equivalents from assumed exercise of
      stock options and warrants                                                      0.4                 -
                                                                           -------------       -------------
Total for primary earnings per share                                                 21.9                17.3

  Other potentially dilutive securities:
     -  additional common stock equivalent from assumed
        conversion of stock options and warrants at ending
        market price                                                                  -                   0.1
     - assumed conversion of Series A convertible
        preferred stock at one-half share of common stock                             -                   1.0
     - assumed conversion of Series B convertible
        preferred stock at 2.5 shares of common stock                                 -                   2.3
     - assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                                2.6                 2.6
                                                                           -------------       -------------
  Total for fully diluted earnings per share                                         24.5                23.3

  Less:  Antidilutive securities
           Stock options and warrants                                                 -                  (0.1)
           Series A preferred stock                                                   -                  (1.0)
           Series B preferred stock                                                   -                  (2.3)
           Series D preferred stock                                                   -                  (2.6)
                                                                           -------------       -------------
                                                                                     24.5                17.3
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Earnings (loss) per share:
Primary
    Earnings before extraordinary charge                                   $          0.56     $          0.14
    Extraordinary charge, net of income taxes                                         -                  (0.66)
                                                                           -------------       -------------
                                                                           $          0.56     $         (0.52)
                                                                           =============       =============
Fully diluted
    Earnings before extraordinary charge                                   $          0.55     $          0.14
    Extraordinary charge, net of income taxes                                         -                  (0.66)
                                                                           -------------       -------------
                                                                           $          0.55     $         (0.52)
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